Exhibit 99.1

Contact: Tim Berryman
Director – Investor Relations Medical Properties Trust, Inc. (205) 397-8589 tberryman@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST ANNOUNCES PUBLIC OFFERING OF

43,750,000 SHARES OF COMMON STOCK

BIRMINGHAM, Ala., August 4, 2015 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) announced today that it has commenced an offering to sell 43,750,000 shares of its common stock in an underwritten public offering. The Company intends to grant the underwriters in the offering a 30-day option to purchase up to an additional 6,562,500 shares of its common stock.

The Company intends to use the net proceeds from the offering to partially fund its previously announced acquisition of Capella Holdings, Inc. (“Capella”). The offering is not conditioned upon the successful completion of the Capella acquisition. Pending closing of the Capella acquisition, the Company intends to use the net proceeds of this offering to reduce US dollar amounts outstanding under its revolving credit facility and invest the balance in short-term interest-bearing securities.

Goldman, Sachs & Co., J.P. Morgan, BofA Merrill Lynch, Barclays, Credit Agricole CIB, Credit Suisse Securities (USA) LLC and KeyBanc Capital Markets will act as joint book running managers for the offering. The offering will be made under the Company’s effective shelf registration statement previously filed with the Securities and Exchange Commission (“SEC”). When available, a copy of the preliminary prospectus supplement, final prospectus supplement and the prospectus relating to the offering may be obtained from Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282, by phone at (866) 471-2526 or by email at prospectus-ny@ny.email.gs.com, or from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling 1-866-803-9204 or by visiting the EDGAR database on the SEC’s web site at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any shares of the Company’s common stock, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. MPT’s financing model allows hospitals and other healthcare facilities to unlock the value of their underlying real estate in order to fund facility improvements, technology upgrades, staff additions and new construction. Facilities include acute care hospitals, inpatient rehabilitation hospitals, long-term acute care hospitals, and other medical and surgical facilities.

This press release includes “forward-looking statements” within the meaning of securities laws of applicable jurisdictions. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “aim”, “estimate”, “target”, “anticipate”, “believe”, “continue”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding MPT’s plans, strategies, objectives, targets, future expansion and development activities and expected financial performance. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward?looking statements, including without limitation: the satisfaction of all conditions to, and the timely closing (if at all), of the Capella acquisition and related transactions; Capella’s expected rent coverage; the capacity of Capella and the Company’s other tenants to meet the terms of their agreements; expected payout ratio, the amount of acquisitions of healthcare real estate, if any; capital markets conditions, the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the payment of future dividends, if any; completion of additional debt arrangement, and additional investments; national and international economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular; and the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain equity or debt financing secured by our properties or on an unsecured basis, and the factors referenced under the section captioned “Item 1.A Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2014. Actual results, performance or achievements may vary materially from any projections and forward looking statements and the assumptions on which those statements are based. Readers are cautioned not to place undue reliance on forward-looking statements, and MPT disclaims any responsibility to update such information.

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